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                 [KRAMER, LEVIN, NAFTALIS & FRANKEL LETTERHEAD]


                                                              April 15, 1998

         The Milestone Funds
         One Executive Boulevard
         Yonkers, New York  10701

                                    Re:     The Milestone Funds
                                            Registration No. 33-81574
                                            Post-Effective Amendment No. 8

         Gentlemen:

         We consent to the reference to our Firm in the prospectus and statement of additional information portions of the above-mentioned Registration Statement.

                                          Very truly yours,

                                          /s/ Kramer, Levin, Naftalis & Frankel
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